Exhibit 10.2

EMPLOYMENT AGREEMENT AMENDMENT
THIS EMPLOYMENT AGREEMENT AMENDMENT (the “Agreement Amendment”) to the Employment Agreement (the “Agreement”) dated August 8, 2018 between Gary Swidler (“Executive”) and Match Group, Inc., a Delaware corporation (the “Company”) is made effective as of March 1, 2020 (the “Amendment Effective Date”).
WHEREAS, Executive and the Company desire to amend the Agreement, effective as of the Amendment Effective Date, as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Executive and the Company have agreed and do hereby agree as follows:
1A. EMPLOYMENT. During the Term (as defined in the Agreement), the Company shall employ Executive, and Executive shall be employed, as the Chief Operating Officer in addition to his role as Chief Financial Officer of the Company. During Executive’s employment with the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Executive’s position and shall render such services on the terms set forth in herein and in the Agreement. During Executive’s employment with the Company, Executive shall report to the Chief Executive Officer of the Company (the “Reporting Officer”). Executive shall have such powers and duties with respect to the Company as may reasonably be assigned to Executive by the Reporting Officer, to the extent consistent with Executive’s position. Executive agrees to devote substantially all of Executive’s working time, attention and efforts to the Company and to perform the duties of Executive’s position in accordance with the Company’s written policies as in effect from time to time. Executive’s principal place of employment shall remain at the Company’s offices located in New York City, New York.
3A. COMPENSATION.
(a) BASE SALARY. During the period that Executive is employed with the Company hereunder, the Company shall pay Executive an annual base salary of $675,000 (the “Base Salary”), payable in equal biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time). The Base Salary may be increased from time to time in the discretion of the Company. For all purposes under this Agreement, the term “Base Salary” shall refer to the Base Salary as in effect from time to time.
As a result of this Amendment and to specifically modify the definition in the Standard Terms and Conditions as incorporated fully into the Agreement, “Good Reason” shall mean actions taken by the Company resulting in a material negative change in the employment relationship. For these purposes, a “material negative change in the employment relationship” shall include, without limitation, the occurrence of any of the following without Executive’s prior written consent: (A) requiring Executive to report to any person or persons other than the Reporting Officer, (B) a material diminution in title or the assignment of duties and responsibilities to, or limitation on duties of, Executive inconsistent with Executive’s position as Chief Operating Officer and Chief Financial Officer of the Company, including if Executive is no longer Chief Operating Officer or Chief Financial Officer of a publicly-traded company, excluding for this purpose any such instance that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to this Agreement, (C) any material reduction in Executive’s Base Salary, (D) requiring Executive’s principal place of business to be in a location more than fifty (50) miles outside of New York City, New York or (E) any material breach by the Company of this Agreement or any other written agreement between Executive and the Company or any Company affiliate; provided that in no event shall Executive’s resignation be for “Good Reason” unless (x) an event or circumstance constituting “Good Reason” shall have occurred and Executive provides the Company with written notice thereof within thirty (30) days after Executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Executive believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) Executive resigns within ninety (90) days after the date of delivery of the notice referred to in clause (x) above.
ENTIRE AGREEMENT. The Agreement, as amended by this Amendment, and any Exhibits and Terms and Conditions incorporated thereto, contains the entire agreement between Executive and the Company and there are no agreements, warranties, or representations which are not set forth therein or herein. The Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.
GOVERNING LAW; JURISDICTION. This Amendment and the legal relations thus created between the parties hereto (including, without limitation, any dispute arising out of or related to this Amendment) shall be governed by and construed under and in accordance with the internal laws of the State of New York without reference to its principles of conflicts of laws. Any dispute between the parties hereto arising out of or related to this Amendment will be heard exclusively and determined before an appropriate federal court located in the State of New York, or an appropriate New York state court, and each party hereto submits itself and its property to the exclusive jurisdiction of the foregoing courts with respect to such disputes. The parties hereto acknowledge and agree that this Amendment was executed and delivered in the State of New York and that, in the course of performing duties hereunder for the Company, Executive shall have multiple contacts with the business and operations of the Company, as well as other businesses and operations in the State of New York, and that for those and other reasons this Amendment and the undertakings of the parties hereunder bear a reasonable relation to the State of New York. Each party hereto (i) agrees that service of process may be made by mailing a copy of any relevant document to the address of the party set forth above, (ii) waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to above on the grounds of inconvenient forum or otherwise as regards any dispute between the parties hereto arising out of or related to this Agreement, (iii) waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in the courts referred to above as regards any dispute between the parties hereto arising out of or related to this Agreement and (iv) agrees that a judgment or order of any court referred to above in connection with any dispute between the parties hereto arising out of or related to this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement on February 13, 2020.

Match Group, Inc.

/s/ Jared F. Sine
By: Jared F. Sine
Title: Chief Legal Officer and Secretary

/s/ Gary Swidler
Gary Swidler